                                  EXHIBIT 10.1

                        1996-1997 Stock Compensation Plan

                       CAPITAL ADVISORS ACQUISITION CORP.
                        1996-1997 STOCK COMPENSATION PLAN
--------------------------------------------------------------------------------

     1. PURPOSE OF PLAN. The purpose of this Plan is to further the growth of Capital Advisors Acquisition Corp. (the "Company") by allowing the Company to compensate Officers, Directors, Consultants, Attorneys, Accountants, and certain other persons providing bona fide services to the Company, through the award of Capital Advisors Acquisition Corp. Common Stock.

     2. DEFINITIONS. Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:
               (a) "Award" means any grant of Capital Advisors Common Stock made under this Plan.
               (b) "Board of Directors" means the Board of Directors of Capital Advisors Acquisition Corp.
               (c) "Code" means the Internal Revenue Code of 1986, as amended.
               (d) "Common Stock" means the common stock, par value $.0001 per share, of Capital Advisors Acquisition Corp.
               (e) "Company" means Capital Advisors Acquisition Corp. and any Designated Subsidiary of the Company.
               (f) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.
               (g) "Date of Grant" means the day the Board of Directors authorizes the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

               (h) "Employee" means any person or entity that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company in a key capacity; an officer or director of the Company; a person or company engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm.)
               (i) "Plan" means this Capital Advisors Acquisition Corp. 1996-1997 Stock Compensation Plan.
               (j) "Share" means a share of the Common Stock, as adjusted in accordance the Plan.
               (k) "Subsidiary" means any corporation that is a subsidiary with regard to as that term is defined in Section 424(f) of the Code.

     3. EFFECTIVE DATE OF THIS PLAN. The effective date of this Plan is October 5, 1996.

     4. ADMINISTRATION OF THE PLAN.

     4.1 Administrative Authority. The Board of Directors or a committee of members of the Board appointed by the Board will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all determinations which it believes to be necessary or advisable in administering this Plan. All decisions, determinations and interpretations of the Board of Directors or a committee of members of the Board appointed by the Board responsible for administration of the plan shall be final and binding on the matters referred to in this Section.

     4.2. Amendment and Termination. The Board of Directors shall have sole and absolute discretion to amend, alter, suspend or discontinue the Plan.

     4.3. Liability. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

     5. STOCK SUBJECT TO THE PLAN. Subject to the provisions of this Plan, the maximum number of shares of Common Stock as to which Awards may be granted under this Plan is 4,000,000 shares. The Shares may be authorized, but unissued, or reacquired Common Stock. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

     6. REGISTRATION OF PLAN AND SHARES SUBJECT TO THE PLAN. As soon as practicable, the Company shall undertake to file a Registration Statement on Form S-8 to register the Plan and Shares to be issued hereunder, pursuant to the Securities Act of 1933.

     7. PERSONS ELIGIBLE TO RECEIVE AWARDS

     Section 1. Awards may be granted only to Officers, Directors, Consultants, Attorneys, Accountants, and certain other persons providing bona fide services to the Company.

     Section 2. The Plan shall not confer upon Officers, Directors, Consultants, Attorneys, Accountants, or certain other persons providing bona fide services to the Company any right with respect to continuation of service nor interfere in any way with a persons right or the Company's right to terminate employment or consulting relationship at any time, with or without cause.

     8. GRANTS OF AWARDS. Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Awards are to be granted, and the number of shares of Common Stock as to which Awards granted. No Award will be made if, in the judgment of the Board of Directors, such a Award would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder.

     9. DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after authorizing the grant of an Award, Capital Advisors Acquisition Corp. shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted. If applicable, each certificate shall bear a legend to indicate that the Common Stock represented by the certificate was issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

     10. LAWS AND REGULATIONS.

     10.1. The obligation of Capital Advisors Acquisition Corp. to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for Capital Advisors Acquisition Corp. be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

     10.2 This Plan is intended to meet the requirements of Rule 16b-3 in order to provide officers and directors with certain exemptions from Section 16(b) of the Securities Exchange Act of 1934, as amended.

     11. WITHHOLDING OF TAXES. If subject to withholding tax, the Company shall be authorized to withhold from an Employee's salary or other cash compensation such sums of money as are necessary to pay the Employee's withholding tax. The Company may elect to withhold from the shares from the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of an Award and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

     12. DELIVERY OF PLAN. A copy of this Plan shall be delivered to all participants, together with a copy of the resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

     13. MISCELLANEOUS.

     13.1 Nothing herein shall be deemed to diminish or otherwise restrict the Directors' right to indemnification under any provision of the certificate of incorporation or bylaws of the Corporation or under Delaware law.

     13.2 This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Directors.

                                   CERTIFICATE

     The undersigned, being duly elected and acting President and Secretary of Capital Advisors Acquisition Corp., a Delaware corporation, hereby certifies that the foregoing Stock Compensation Plan constitute the Stock Compensation Plan of such corporation duly adopted by its Board of Directors.

Dated: October 5, 1996


/S/ Thomas R. Brooksbank                          /S/ George G. Chachas
-------------------------------                   -----------------------------
Thomas R. Brooksbank, President                   George G. Chachas, Secretary